SCHEDULE 14A
                                 (RULE 14a-101)

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                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the  appropriate box:
[ ] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[x] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                  StockCar Stocks Mutual Fund, Inc.

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                  (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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[  ]    Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

(1)      Amount previously paid:

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(2) Form, schedule or registration statement no:

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(3)      Filing party:

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(4)      Date filed:

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                                             (StockCar Stocks logo)

                               INVEST IN THE COMPANIES THAT INVEST IN YOUR SPORT


Dear StockCar Stocks Shareholders,

     StockCar Stocks has some very exciting news - StockCar Stocks Advisors, LLC, the investment manager for StockCar Stocks Mutual Fund, Inc., has agreed to sell its business assets to Conseco Capital Management, Inc., a subsidiary of Conseco, Inc.

     Conseco is one of the largest providers of insurance, lending products and investments products in America. Conseco Capital Management currently manages over $40 billion in assets. Many of you might be aware that Conseco is the proud sponsor of AJ Foyt's return to Nascar racing with the #14 Team Conseco Pontiac Grand Prix. Conseco also recently signed on as the "Official Financial Services Provider of Nascar."

                                                   (Team Conseco logos)

     As a StockCar Stocks shareholder, you will receive a proxy in the mail in the next few days requesting your vote for: 1.) Approval of a new investment advisory agreement with Conseco Capital Management; 2.) Approval of a new 12b-1 Plan; 3.) Approval of Amended and Restated Articles of Incorporation; 4.) Election of a new Board of Directors; and 5.) Ratification of the Board's selection of PricewaterhouseCoopers LLP to serve as the Fund's independent auditors for the current fiscal year. The Board of Directors of StockCar Stocks Mutual Fund, Inc. has already voted unanimously to support all proposals and recommends all for your approval.

     Enclosed in this mailing is a copy of the updated StockCar Stocks prospectus which includes the new 2000 StockCar Stocks Index and current financials. Your mutual fund portfolio has been rebalanced into the 54 companies involved with Nascar Winston Cup Series racing for the 2000 season.

     As shareholders of StockCar Stocks Index Fund, we are very excited about the 2000 StockCar Stocks Index and all of the changes occurring in the "Business of Nascar Racing." The proposed acquisition of StockCar Stocks by Conseco is the latest example of the growth of the sport. Should you have any questions, please feel free to contact us directly at (704) 662-7096 and ask for Kim Torrence or John Allen. Your proxy vote is very important and we thank you for your continued support.

Sincerely,

/s/  John P. Allen, II
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John P. Allen, II
President, StockCar Stocks Mutual Fund, Inc.

     For additional information on the Fund, including charges and expenses, please call toll-free 1-800-494-2755 for a prospectus. Please read the prospectus carefully before you invest. There are special risks associated with investing in an index fund. StockCar Stocks Index Fund is composed of only 54 companies, there is potential company turnover, possible addition of companies to the index which may not have a long operating history and the risks inherent with the stock car auto racing industry. Portfolio holdings are subject to change. These factors may affect the value of your investment. Past performance is no guarantee of future results. Total return and principal value will fluctuate so that an investor's shares, when redeemed, may be more or less than their original cost. The Fund applies a redemption fee for shares held less than 6 months. Other fees apply to a continued investment in the Fund, and are described in the prospectus. The Fund offers multiple classes of shares for which performance will differ. Distributed by Declaration Distributors Inc. of Conshohocken, PA. NASCAR is a registered trademark of the National Association of Stock Car Auto Racing.